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                                                           Exhibit 10.48


                      INTEGRATED INFORMATION SYSTEMS, INC.
                      ------------------------------------

                  EMPLOYMENT AGREEMENT (NON-TECHNICAL EMPLOYEE)
                  ---------------------------------------------

PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EMPLOYEE EXPOSED TO IIS' TECHNOLOGY AND STRATEGIC INFORMATION. YOU MUST READ THE ENTIRE AGREEMENT.

This Employment Agreement (this "Agreement") is effective as of the 21st day of March, 2002 (the "Effective Date") by and between INTEGRATED INFORMATION SYSTEMS, INC. ("IIS" or the "Company") and Kenneth John (Joe) Biehl ("you" or "Employee").

                                    SECTION 1
                                 SCOPE OF DUTIES
                                 ---------------

1.1 SERVICES. Subject only to the exceptions provided in this Agreement, you agree to devote your full professional time, skill, labor and attention to the performance of your duties and responsibilities for the Company. You may devote a reasonable amount of time for charitable and professional activities and such activities shall not be deemed a breach of this agreement, provided such activities do not materially interfere with the services required to be rendered to the Company. During your employment, you agree not to undertake any activity, which creates, or could create, an actual or perceived conflict of interest with your employment by IIS, or which any way compromises your duty of loyalty to the Company.

1.2 REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. You represent and warrant to IIS that: (i) you are free to enter into employment with IIS without violation of any third party rights and that your employment with IIS will not result in a violation of any agreement or restrictive condition you may have with any third party including any former employer; (ii) you are not a party to any arrangement or agreement which will compromise your ability to carry out your duties for IIS; (iii) all information provided by you to IIS, including information set forth in your resume, information provided during the interview process, and information in any employment application, is truthful and accurate; and (iv) you will not disclose to IIS, or induce IIS to use, any confidential or proprietary information or materials belonging to any third party, including any previous employers.

1.3 NATURE OF EMPLOYMENT RELATIONSHIP. Your employment with IIS and compensation by IIS constitutes consideration for your obligations under this Agreement. Your faithful observance of this Agreement and other IIS policies shall remain a condition to your continuing employment. THIS EMPLOYMENT AGREEMENT IS AN "AT WILL" EMPLOYMENT AGREEMENT MEANING THAT THE EMPLOYMENT RELATIONSHIP MAY BE TERMINATED BY YOU OR IIS AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE. This "at will" employment Agreement cannot be modified or changed by any oral representations, implied contract, or course of conduct of IIS, but only in a writing signed by you and an officer of IIS. Subject to applicable law, IIS reserves the discretion and right to make all decisions regarding your work assignments, compensation, benefits, work hours, employment policies, and all other matters relating to your employment not specifically provided for in this Agreement. YOU AGREE TO KEEP CONFIDENTIAL ALL MATTERS PERTAINING TO YOUR COMPENSATION, INCLUDING YOUR SALARY, INCREASES IN SALARY, ANY BONUSES OR ANY STOCK OPTIONS YOU MAY BE GRANTED.

                                    SECTION 2
                                 CONFIDENTIALITY
                                 ---------------

2.1 CONSEQUENCES OF ENTRUSTMENT WITH TRADE SECRETS. IIS anticipates that it may entrust to you highly sensitive confidential, restricted, and proprietary information involving IIS' business, including Trade Secrets. It could prove very difficult to isolate this protected information from business activities that you might consider pursuing after termination of your employment with IIS, and in some instances, you may not be able to compete with IIS in certain ways because of the risk that IIS' confidential and proprietary information might be compromised. You are legally and ethically responsible for protecting and preserving IIS' proprietary rights for use only for IIS' benefit, and this responsibility may impose limitations on your ability to pursue certain business opportunities that might interest you during or after your employment.

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2.2  TRADE SECRETS DEFINED. For purposes of this Agreement, the term "Trade
     Secrets" includes all information and materials which you might obtain, be exposed to, or develop in the course of your employment with IIS and which could provide any value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Specifically, this can include all information which is either:

         a.       Applicable to the business of IIS; or

         b. Applicable to the business of any client or vendor/partner of IIS, which may be made known to you or learned by you in such context during the period of your employment.

      "Trade Secrets" also includes, but is not limited to, any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, negative know-how, processes, apparatus, equipment, algorithms, improvements, software programs, software source code, software object code, software source documents, multimedia works, graphics, photographs, images, online products, audiovisual works, audio recordings, and formulae related to the current, future and proposed products and services of IIS, including, but not limited to, information concerning research, experimental work, research and development material, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, business plans, business opportunities, sales and merchandising and marketing plans, sales data, advertising data, vendor lists, personnel information and files, and customer information. "Trade Secrets" also includes proprietary or confidential information of any third party who may disclose such information to you or IIS in the course of IIS' business.

2.3 RESTRICTIONS ON USE AND DISCLOSURE OF TRADE SECRETS. During your employment with IIS, you agree not to use or disclose any Trade Secrets except to those IIS employees authorized by IIS to receive such information. After termination of your employment, you agree not to disclose any Trade Secrets to any person unless and until the information is generally available in the industry or community, regardless of whether the Trade Secret is in written or tangible form. You further agree to use your best efforts to assist IIS in maintaining the secrecy and integrity of all Trade Secrets during your employment and thereafter. Disclosure of any Trade Secret to a person that is not an employee of IIS requires the written consent of IIS prior to disclosure.

                                    SECTION 3
                        OWNERSHIP AND RETURN OF MATERIALS
                        ---------------------------------

3.1 OWNERSHIP. You acknowledge that all work product produced by you during your employment with the Company shall be deemed to be a "work(s) for hire" within the meaning of Section 101 of the Copyright Act (17 U.S.C. Section
     101), and all such work product shall remain the sole and exclusive property of IIS.

3.2 RETURN OF MATERIALS. Upon the termination of your employment or at the request of IIS you must return to IIS all Company property and Trade Secrets, as well as all memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes, computer tapes, and other documents or media pertaining to the business of IIS or your specific duties for IIS, including all copies of such materials. This Section applies to all materials made or compiled by you, as well as to all materials furnished to you by anyone else in connection with your employment.

                                    SECTION 4
                     POST-TERMINATION RESTRICTIVE COVENANTS
                     --------------------------------------

4.1 FACTUAL BACKGROUND. You recognize that IIS expects to invest considerable time, effort, and capital in enhancing the value and desirability of the skills of its technical and other personnel. Both this investment and your individual compensation reflect IIS' expectation of receiving a fair return from the exclusive use of your services and know-how in the future, free from any danger that IIS' competitors may attempt to induce you to leave IIS and wrongfully gain the benefit from IIS' investment. You acknowledge that the covenant not to compete set forth below is also a fair and adequate means of protecting IIS' Trade Secrets.

4.2 COVENANT NOT TO COMPETE. IIS requires its personnel to accept and observe the following partial restraint on post-termination competition which you agree to honor. As a material part of the consideration given for this Agreement, for a period of six (6) months following the termination of your employment (for any reason or no reason), you agree that you will not, directly or indirectly, be connected in any manner whatsoever with the ownership, management, operation, control or financing, and that you will not own, manage, operate, control, be employed by, be associated with as an independent contractor, participate in, finance, consult or advise: (i) any client or prospective client of IIS:


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     (ii) any technology vendor and/or business partner of IIS; or (iii) any business or corporation which directly competes with IIS. For purposes of this Agreement, "competes" shall mean engaged in strategy consulting, creative design, application development, network infrastructure services, application management services, and hosting services of business on the Internet. The running of the six (6) month period prescribed in this covenant shall be tolled and suspended by the length of time you work in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of this partial restraint.

4.3 PROHIBITION OF CLIENT SOLICITATION. For two (2) years following the termination of your employment with IIS (for any reason or no reason), you agree not to solicit or accept solicited or unsolicited business on your own behalf, or on behalf of any person or entity with whom you may be associated as employee, partner, associate, principal, consultant, adviser, agent, or in any other capacity, from any client who was a client of IIS during your employment with IIS or from any person or entity known by you to be a prospective client of IIS.

4.4 PROHIBITION OF EMPLOYEE SOLICITATION. For two (2) years following the termination of your employment with IIS (for any reason or no reason) you agree that you will not solicit or seek to influence, directly or indirectly, any employee, contractor, agent, vendor, or partner of IIS to terminate his or her employment or business relationship with IIS.

                                    SECTION 5
                REPORTING INSTANCES OF UNFAIR BUSINESS PRACTICES
                ------------------------------------------------

     During your employment with IIS, if you learn or suspect that any IIS employee or former IIS employee has engaged in any unfair or questionable business practice, you are required to advise IIS promptly of such activity. By way of example, you should report an incident immediately if anyone who is or, within the most recent two years, has been an employee or contractor of IIS contacts you or any other employee of IIS with an offer to form or join another business. This type of contact includes any meeting or communication not initiated by you or by the employee receiving the offer, where it becomes known that a position of employment or an opportunity to participate in a business enterprise might be available. The requirement also applies to instances where a third party, such as a placement agent or a business associate, contacts you or any other employee of IIS at the instruction or suggestion of an employee or contractor of IIS.

                                    SECTION 6
                                  MISCELLANEOUS
                                  -------------

6.1 ARBITRATION. Except as otherwise set forth in this Agreement, all disputes, controversies, claims, or differences, including, but not limited to, all statutory claims, breach of contract claims, and tort claims arising out of or in relation to your employment with IIS or in connection with this Agreement, shall be settled by binding arbitration in Phoenix, Arizona, in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration will be before a single neutral arbitrator mutually selected by you and IIS from a list of at least five (5) qualified arbitrators supplied to the parties by the AAA. The arbitrator shall apply the laws of the State of Arizona without regard to the conflicts of law provisions thereof, or if applicable, U.S. federal law. The arbitrator shall render a written opinion explaining the rationale for his/her decision. Arbitration is a dispute resolution process used instead of the court system whereby an arbitrator, rather than a judge or jury, renders a decision on a dispute among the parties to this Agreement. Accordingly, by entering into this Agreement, both you and IIS are hereby waiving any right to a trial by judge or jury. Notwithstanding the foregoing, both you and IIS shall have the right to seek and obtain appropriate equitable and provisional remedies (including, without limitation, injunctive relief or a restraining order) in Superior Court, Maricopa County, Arizona.

6.2 SEVERABILITY. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between you and IIS. Any claim that you may have or claim to have against IIS shall not constitute a defense to enforcement by IIS of this Agreement. If any provision of this Agreement is found to be illegal or unenforceable, then, notwithstanding such finding, this Agreement shall remain in full force and effect and such provision shall be deemed stricken or modified to the minimum extent necessary to make it enforceable; provided, however, that the intent of the parties when entering into this Agreement is maintained.

6.3 SURVIVAL OF OBLIGATIONS. The covenants in Sections 2 through 4 of this Agreement shall survive termination of your employment, regardless of the reason for termination.

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6.4   NO WAIVER. The waiver by IIS of a breach of any provision of this
      Agreement by you or the nonenforcement of any provision of this Agreement by IIS shall not operate or be construed as a waiver of any rights with respect to such breach or provision or of any other subsequent breach by you.

6.5 SPECIFIC PERFORMANCE AND CONSENT TO INJUNCTIVE RELIEF. You concede that, in the event you breach any of the covenants in Sections 2 through 4 of this Agreement, IIS will suffer irreparable harm. Even the threat of any misuse of the technology of IIS would be extremely harmful, since that technology is essential to the business of IIS. You agree that any court of competent jurisdiction should immediately enjoin any breach or threatened breach any of the covenants in Sections 2 through 4 of this Agreement or any threatened disclosure or use of IIS' Trade Secrets, upon the request of IIS, and you specifically release IIS from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

6.6 NOTICES. All notices required under this Agreement shall be made in writing and shall be deemed given when: (i) delivered in person; (ii) deposited in the U.S. mail, first class, with proper postage prepaid and properly addressed; or (iii) sent through the interoffice delivery service of IIS, if you are still employed by IIS at the time. On behalf of IIS, all notices shall be sent to IIS' Chief Executive Officer.

6.7 RELATED PARTIES. This Agreement shall inure to the benefit of, and be binding upon, IIS and its subsidiaries and its affiliates, together with their successors and assigns, and you, together with your executor, administrator, personal representative, heirs, and legatees.

6.8 ENTIRE AGREEMENT. This Agreement is a complete and exclusive statement of all the terms, conditions and representations with respect to the employment of Employee and this Agreement supersedes, as well as terminates, any previously existing negotiations, understandings, and agreements, whether express or implied, that may exist between the parties with respect to the subject matter of this Agreement. This Agreement shall not be varied, supplemented, qualified or interpreted by any prior course of dealing between the parties or by any usage of trade. This Agreement is not intended to modify or impair the effectiveness of the general rules and policies IIS may announce from time to time that govern the conduct of its employees.

6.9 MODIFICATION. A course of conduct followed by IIS or oral representations made by IIS or its employees or agents to you cannot modify the terms of this Agreement and no implied contract will arise from such course of conduct or oral representations. This Agreement and its terms can only be amended, modified, or changed by a writing signed by both parties which specifically indicates that the terms and conditions of this Agreement are being amended, modified, or changed.

6.10 ASSIGNMENT. You agree that each of your obligations, promises, and covenants set forth in this Agreement may be assigned by IIS to any successor to the business, assets, ownership, management, or control of IIS.

6.11 CHOICE OF LAW. This Agreement shall be governed by and enforced under the laws of the State of Arizona.

6.12 ATTORNEYS' FEES. If either party initiates litigation or arbitration with respect to any breach or threatened breach of this Agreement, or with respect to any other dispute arising out of Employee's employment at IIS, the prevailing party in any such litigation or arbitration shall be entitled to an award of its attorneys' fees and costs incurred in connection with the litigation or arbitration.


         IN WITNESS WHEREOF, you, as an employee of IIS, have entered and executed this Agreement and IIS has accepted your undertaking.

EMPLOYEE:                                  INTEGRATED INFORMATION SYSTEMS, INC.

/s/ K. J. Biehl                            By:  /s/ Jill Clark
---------------------------                  -----------------
(Signature)

Printed Name:  K. J. Biehl                 Its:  Director, HR

Date:  3/21/02                             Date:  3/21/02